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                               INDEX TO EXHIBITS
                         FILED WITH THE CURRENT REPORT
                      ON FORM 8-K DATED SEPTEMBER 8, 2000

Exhibit
 No.                                Description

99.1                  Press Release, dated September 6, 2000

                                                                    Exhibit 99.1


     Florida, New York, September 6, 2000 - Big V Supermarkets, Inc., Florida, NY announces the resignation of Mr. Mark S. Schwartz as President and Chief Executive Officer, effective September 6, 2000. James A. Toopes, Jr., currently Vice-Chairman, Chief Financial and Administrative Officer will assume the duties of Mr. Schwartz in the interim period.

     In a statement, Mr. Toopes thanked Mr. Schwartz for the numerous contributions he has made to Big V in his 18-months as President and Chief Executive Officer. Mr. Schwartz leaves the Company's management team significantly strengthened and focused on better serving the Big V customer.

     Big V Supermarkets, Inc. operates thirty-eight supermarkets, principally under the ShopRite name, in the Hudson River Valley region of New York, central and northwestern New Jersey and central and northeastern Pennsylvania. The Company is the largest member of Wakefern Food Corporation, the largest-retailer owned cooperative in the United States.

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CONTACT:    Big V Supermarkets, Inc., Florida, NY
            James A. Toopes, Jr.
            Vice Chairman, Chief Financial and Administrative Officer
            845-651-4411